Exhibit 10.25

LUCID GROUP, INC.

PERFORMANCE BONUS PLAN

Adopted by the Board of Directors on July 23, 2021

1.                  Purposes of the Plan. The Plan is intended to increase the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s objectives.

2.                  Definitions.

(a)               “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(b)               “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Plan Administrator’s authority under Section 3(d) to modify the award.

(c)               “Board” means the Board of Directors of the Company or any committee appointed by the Board to administer its responsibilities under the Plan.

(d)               “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(e)               “Company” means Lucid Group, Inc., a Delaware corporation, or any successor thereto.

(f)                “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Plan Administrator from time to time.

(g)               “Employee” means any employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(h)               “Fiscal Year” means the fiscal year of the Company.

(i)                 “Officers” means the officers of the Company as appointed by the Board.

(j)                 “Participant” means as to any Performance Period, an Employee who has been selected by the Plan Administrator for participation in the Plan for that Performance Period.

(k)               “Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Plan Administrator. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Company desires to measure some performance criteria over 12 months and other criteria over 3 months.

(l)                 “Plan” means this Performance Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

(m)             “Plan Administrator” means the Board or its delegate(s) permitted pursuant to Section 5.

(n)               “Pro-Rated Actual Award” means an amount equal to the Actual Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate for only a portion thereof, multiplied by a fraction, the numerator of which is the number of days the Participant was actively employed by the Company or an Affiliate during the Performance Period and the denominator of which is the number of days in the Performance Period.

(o)               “Target Award” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Plan Administrator in accordance with Section 3(b).

(p)               “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3.                  Selection of Participants and Determination of Awards.

(a)               Selection of Participants. The Plan Administrator will select, in its sole discretion, the Employees who will be Participants for any Performance Period. If an eligible employee of the Company or an Affiliate is hired after the beginning of the Performance Period, the Plan Administrator will have the discretion to determine whether such employee should be eligible to participate in the Plan. Participation in the Plan is in the sole discretion of the Plan Administrator on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

(b)               Determination of Target Awards. Target Awards for each Participant will be established for a particular Performance Period, which generally will be expressed as a percentage of a Participant’s average annual base salary for the Performance Period, where such salary rate does not include other forms of compensation (such as, without limitation, expense reimbursements, long-term incentives, overtime compensation, and other variable compensation). Target Awards for Officers of the Company may be determined, reviewed and revised in the sole discretion of the Board. Target Awards for other Participants may be determined, reviewed and revised in the sole discretion of the Plan Administrator. If a Participant’s target percentage changes during a Performance Period, the Participant’s Target Award may be pro-rated based on those adjusted figures as follows: the Target Award will be based on the number of days in the Performance Period with the former percentage of average annual base salary for the Performance Period and the number of days in the Performance Period with the new percentage of average annual base salary.

(c)               Bonus Pool. Each Performance Period, the Board, in its sole discretion, shall establish a bonus pool (the “Bonus Pool”), which Bonus Pool may be established before, during or after the applicable Performance Period. Actual Awards for the relevant Performance Period shall be paid from any such Bonus Pool. The Board or Plan Administrator, in its sole discretion, may pay out all or any portion of the Bonus Pool.

(d)               Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Plan Administrator may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool; provided that any material increase in the Bonus Pool shall be approved by the Board. The Actual Award may be below, at or above the Target Award. The Plan Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.

(e)               Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Plan Administrator, in its sole discretion, will determine the performance goals applicable to any Target Award. The goals may be determined on the basis of any factors the Plan Administrator determines relevant, and may be determined on an individual, divisional, business unit or Company-wide basis. Any criteria used may be measured on such basis as the Plan Administrator determines. Performance goals may include individual performance objectives and/or individual performance multipliers. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided in Section 3(d) or as determined by the Plan Administrator.

4.                  Payment of Awards.

(a)               Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b)               Timing of Payment. Payment of each Actual Award shall be made as soon as practicable after the end of the Performance Period during which the Actual Award was earned and after the Actual Award is approved by the Plan Administrator, but in no event following the later of (i) the fifteenth (15th) day of the third (3rd) month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture and (ii) March 15 following the calendar year in which the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture. Unless otherwise determined by the Company, to earn an Actual Award a Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid. Notwithstanding the foregoing, the Plan Administrator may provide for or permit the deferral of any Actual Award pursuant to a deferred compensation plan that is intended to comply with Code Section 409A.

It is the intent that this Plan comply with or be exempt from the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt. Each Participant acknowledges and agrees that the Company and its Affiliates make no representations with respect to the application of Code Section 409A to any Award and other tax consequences to any payments under the Plan and, by the acceptance of any Award or any such payments, the Participant agrees to accept the potential application of Code Section 409A and the other tax consequences of any payments made pursuant to the Plan.

(c)               Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum.

(d)               Pro-Rated Actual Awards. Any newly hired or newly eligible Participant may be eligible to receive a Pro-Rated Actual Award, as determined by the Plan Administrator in its sole discretion. If a Participant is on a leave of absence for a portion of a Performance Period, the Participant will be eligible to receive a Pro-Rated Actual Award reflecting participation for the period during which he or she was actively employed and not any period when he or she was on leave.

5.                  Plan Administration.

(a)               Administrator. The Plan will be administered by the Plan Administrator. The Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors, officers, or employees of the Company.

(b)               Authority. It will be the duty of the Plan Administrator to administer the Plan in accordance with the Plan's provisions. The Plan Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (vi) interpret, amend or revoke any such rules and (vii) determine whether Actual Awards will be paid with respect to any Performance Period if the Company and its Affiliates do not have sufficient cash reserves. Notwithstanding anything to the contrary in this Plan, the Compensation Committee shall review and approve and shall make all determinations regarding the compensation of the CEO and other executive officers of the Company. For purposes of the Plan, the term “Plan Administrator” shall be deemed to refer to the Compensation Committee to the extent the context or facts and circumstances relate to the Compensation of the CEO and other executive officers of the Company.

(c)               Decisions Binding. All determinations and decisions made by the Plan Administrator, the Board, and any of their delegates pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d)               Indemnification of Plan Administrator. The Company shall indemnify and hold harmless members of the Plan Administrator, or any director or officer of the Company delegated authority with respect to the administration of the Plan, for any expense, liability, or loss, including attorneys’ fees, judgments, fines, penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes, and all other costs and obligations, paid or incurred in connection with any action, determination or interpretation made in good faith with respect to the Plan or any payments under the Plan. The Company shall bear all expenses and liabilities that members of the Plan Administrator, or any director or officer of the Company delegated authority with respect to the administration of the Plan, incur in connection with the administration of the Plan.

6.                  General Provisions.

(a)               Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligations relating to the amounts paid or payable under the Plan (including, but not limited to, the Participant’s FICA and SDI obligations), the Company may deduct or withhold from any payment or distribution to such Participant whether or not pursuant to the Plan.

(b)               No Effect on Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or will interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c)               Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d)               Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e)               Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7.                  Amendment, Termination, and Duration.

(a)               Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason, including in any manner that adversely affects the rights of Participants.

(b)               Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Board's right to amend or terminate the Plan), will remain in effect thereafter.

8.                  Legal Construction.

(a)               Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

(b)               Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)               Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)               Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

(e)               Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f)                Captions. Captions are provided herein for convenience only and will not serve as a basis for interpretation or construction of the Plan.